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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           APPLE HOSPITALITY TWO, INC.
             (Exact name of registrant as specified in its charter)

VIRGINIA                                    54-2010305
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

10 SOUTH THIRD STREET, RICHMOND, VA         23219
(Address of principal executive offices)    (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


  SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                 Not applicable

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Units (Each Unit is equal to one Common Share, no par value, and one Series A preferred share)

Item 1. Description of Registrant's Securities to be Registered

This Registration Statement pertains to the Units (the "Units") issued by Apple Hospitality Two, Inc. (the "Company"). A description of the Units meeting the requirements of this item appears in the discussion under the heading "Description of Capital Stock," on pages 70 through 74 of the Company's Prospectus included in the Company's Registration Statement on Form S-11, File No. 333-84098, filed pursuant to the Securities Act of 1933 on March 8, 2002, which is incorporated herein by reference. All Units currently issued and outstanding are in uncertificated form.

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Item 2. Exhibits

Exhibit No.                         Description
-----------                         -----------

3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-11 (File No. 333-53984) filed on January 19, 2001).

3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-11 (File No. 333-53984) filed on January 19, 2001).

                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               Apple Hospitality Two, Inc.


                               By:     /s/ Glade M. Knight
                                  -------------------------------------------
                                       Glade M. Knight Chairman of the Board,
                                       Chief Executive Officer, President and
                                       Secretary

                               Date:   April 23, 2002